UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	94-0490694
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3000, 421 – 7th Avenue SW Calgary, Alberta, Canada	T2P 4K9
(Address of principal executive offices)	(Zip Code)

(403) 870-8032

(Registrant’s telephone number, including area code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered under Section 12(g) of the Act:

Common stock, par value $0.00001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

TABLE OF CONTENTS

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Forward-Looking Statements

This Form 10 registration statement contains “forward-looking statements. “These forward-looking statements can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the likelihood of achieving the performance enumerated in those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Item 1. Business.

Corporate History

Our company was originally incorporated on October 17, 2005 in Nevada under the name “Loma Verde Inc.” Our company was initially formed for the purpose of acquiring and developing mineral properties and was therefore considered to be in the pre-exploration stage. Mineral claims with unknown reserves were acquired, but we did not establish the existence of commercially mineable ore deposits and we decided to abandon our mineral claims and to pursue other business opportunities, one of which was the alternative energy business.

On March 23, 2007, we engaged in a merger with our wholly owned subsidiary, “Clean Power Concepts, Inc.”, for the purpose of changing our name. On April 2, 2007, we amended our Articles and we changed our corporate name from Loma Verde, Inc. to Clear Power Concepts, Inc.

On April 29, 2010, through a share exchange agreement, we acquired 94.8% of the issued and outstanding common shares of General Bio Energy Inc. (“GBE”), a Saskatchewan Corporation. Following this acquisition, GBE became our subsidiary. At that time, we changed our business focus to the operation of the business conducted by GBE, which was focused on the environmentally friendly green energy industry. General Bio Energy Inc. was incorporated in the Province of Saskatchewan in February 2006 under the name “Canadian Green Fuels Inc.” and changed its name to “General Bio Energy Inc.” in September 2008. General Bio Energy Inc. commenced its pre-production stage in May 2006 and began selling products in July 2008. From 2008 to 2011, we were engaged in the development of a bioenergy business focused on agricultural processing and the environmentally friendly green energy industry. We produced a range of products manufactured by crushing oilseeds and refining the by-products. Our subsidiary, GBE, operated a fully integrated commercial oilseed crushing, bio-diesel refinery, which used its proprietary processes to produce two main co-products, oil and meal, each of which were further processed and then sold. The oil products produced from this process could be divided into three subcategories: (i) vegetable oil for human and animal consumption; (ii) biofuel and biofuel additives; and (iii) environmental lubricants and conditioners, penetrating sprays, dust suppressants, cutting oils and other “ECO-lubricants”. We also added a new group of oil products to our product mix: natural consumer health products. The meal and protein related products were used for agricultural and aquaculture feedstock. We considered our facility to be a “green” manufacturing facility because it had minimal effluents, using methods which are emissions friendly. Our production facility and head office was located in Regina, Saskatchewan.

From 2012 to 2018, we focused on clearing our debts from prior biofuels operations by issuing shares in exchange for the settlement of these liabilities, and on seeking new business opportunities. On June 25, 2013, our company redomiciled and changed its corporate jurisdiction from the State of Nevada to the State of Wyoming.

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Our Current Business

On January 18, 2019, we amended our Articles and changed our name from “Clean Power Concepts” to “Hemp Technology Inc.” and we announced a new business plan in the emerging hemp-derived cannabidiol (“CBD”) business. We hired new management to carry out these plans and raised $0.3 million seed capital between March and September 2019 to commence the process.

On November 19, 2018, we incorporated subsidiaries in Kentucky and acquired two licenses to process hemp into CBD. The subsidiaries are: Hemp Technology Inc., incorporated under the laws of Kentucky, and Hemp Biotech Inc., also incorporated under the laws of Kentucky. We have selected a site and designed and specified equipment for the processing facility. We are presently in the advanced stage of sourcing hemp crops to feed this production line, and buyers for the CBD products it will produce.

We have also incorporated Sol Terra, SAS, another subsidiary, under the laws of the country of Columbia, This subsidiary was formed for the purpose of acquiring Colombian licenses for hemp agriculture and CBD processing. Our personnel are in the process of selecting a site for cultivation, extraction and refining. Meanwhile, this subsidiary remains inactive.

In September 2019, we entered into an agreement to acquire Pettanicals Pet Treats Inc., a Canadian-based company in the nutritional pet supplement business, which is owned by Chad Costa, our President, and his spouse. As a deposit pursuant to this agreement, we have issued 1,020,000,000 shares of our common stock at $0.0001 per share on September 12, 2019 and agreed to pay an additional $153,000 in cash upon closing. The closing date for this acquisition has not been set. We plan to use Pettanicals Pet Treats Inc. to introduce CBD infused high performance nutritional pet health supplements to international markets.

Item 1. Description of Business

Principal Products or Services

Our product line-up includes: 1) whole plant hemp; 2) CBD isolate powder; 3), high CBD hemp seeds; 4), CBD distillate oil; 5), water soluble hemp; and 6) full extract CBD oil. CBD represents one of many possible revenue stream that can be sourced and isolated from hemp. Management believes that the hemp industry is witnessing growth on a worldwide scale due to increasing awareness pertaining to a multitude of uses and benefits associated with hemp products. Hemp-derived CBD is believed to have many of the same medicinal properties as its cousin, cannabis, but without the psychoactive component (tetrahydrocannabinol or “THC”). The CBD extracted from hemp is typically used for therapeutic purposes such as pain management, sleep anxiety and inflammation. Our management team is well versed in distilling these potential resources which will allow us to capitalize on the hemp plant in its entirety.

Industrial hemp originates from the Cannabis sativa plant species. However, the hemp plant is high in fiber and contains less than 0.3% of THC, the psychoactive ingredient found in marijuana. The period between planting hemp to harvesting is approximately 110 days, depending upon conditions. Crops are considered relatively low maintenance, reaching between 6 to 15 feet in height. Industrial hemp has been used worldwide to produce many products, including; pharmaceuticals, foods, personal care products, pet food supplements and building materials. Today, the highest demand in the hemp market is for products that contain CBD.

The seeds used to grow hemp contain genetics that have been bred for high yield flowering tops and a high concentration of CBD, with low THC (less than 0.3%). Common genetics range from 1-1.5 pounds per plant.

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Principal Markets

The CBD market is open not only to the U.S. population, but also to other countries worldwide that have nationalized medicine and are looking to stock CBD in their nation’s pharmacies. The Hemp Business Journal estimated the U.S. hemp industry will grow to $1.9 billion by 2022, with an estimated 5-year CAGR (compound annual growth rate) of 14.4% (2018-2022). According to a 2019 report by Research and Markets, the global industrial hemp market size is anticipated to reach $10.6 billion by 2025, with a CAGR expansion of 14.0%.

The passage of the 2018 U.S. Farm Bill, which became effective on January 1, 2019, removed hemp and all of its derivatives from the Controlled Substances Act. This legislation paved the way for scaled and efficient business models to leverage the demand for hemp-derived CBD, cannabis products and hemp consumer packaged goods.

Distribution Methods

We are striving to become the preferred producer, manufacturer, and distributor of hemp-derived high-value phytocannabinoids in the world. We are a business-to-business, bulk and wholesale supplier of hemp-derived CBD isolate with operations in the United States and Colombia.

We want to build a vertically integrated model for hemp extraction that is scalable and highly automated. The business is based around extraction technology with high recovery rates and world-class quality. The high-volume capacity of our design means that our facilities will be designed to alleviate the processing bottleneck facing the industry; and when processing our own hemp as planned in Colombia we expect our margins to exceed 85%.

Our team is specialized in creating maximum value through proprietary processes to create nano-emulsions, and water-soluble CBD to serve the growing international market. A nanoemulsion is a system consisting of mainly oil, surfactant, and water, with high kinetic stability, low viscosity, and is optically transparent, which is very beneficial in various industries, such as dermatological applications.

We have identified buyers that are capable of buying out our entire output for the first year. We have the ability to generate additional income from processing hemp for other purchasers in between crops.

CBD isolate is safe to transport by air, and can currently be transported and sold in Colombia, the European Union, most of the USA, and many other countries worldwide. Border regulations are changing as individual states regulate this new industry. Our initial focus will be selling business-to-business.

Competitive Conditions

This is a new and emerging industry throughout the world, with strong market demand. The Brightfield Group, comprised of a team of experts across the country with years of experience analyzing opaque markets and hard to reach consumers, has projected that the global hemp CBD market will reach $22 billion by 2022.

We will compete with other providers of hemp biomass in the United States and Colombia. Growers vary from existing industrial farms to family-owned farms. Hemp is expected to be one of the fastest growing agricultural products over the next several years. We are growing hemp as a hedge to feed most of our original processing plant design, and to develop specialized knowledge. We see our relationship with the other Colombian hemp growers as collaborative. We are also set up in Colombia with low production costs and favorable growing conditions which will keep costs lower than our competitors.

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We will compete with other custom CBD processors in the USA and Colombia. Currently management believes that there is a shortage of hemp processing capacity worldwide. Although new competitors are expected because of the attractive margins, the growth of CBD used in consumer products is expected to outpace the growth in capacity. Our labs will have the ability to be relocated to the best region in response to changing business conditions.

Principal Suppliers

Our operations are located in two very favorable locations for industrial hemp agriculture. The State of Kentucky is the prime location in the U.S. for this type of business due to its politically favorable jurisdiction and good growing conditions. Colombia is geographically positioned within the Latin American Cannabis Belt, an ideal climate for the cultivation of hemp, with a highly experienced agricultural workforce. In 2016, the Colombian government legalized marijuana for medicinal and scientific purposes. Extraction Extraction licenses issued by the Colombian government include international exportation.

If we are successful in obtaining funding to open our processing facility, we plan to take the flower and leaf from the hemp plant and process high quality CBD isolate and other products based on CBD isolate. The facilities require specialized equipment and knowledge which can be adapted from today’s food processing and pharmaceutical industries. Our team is specialized in creating maximum value by utilizing American hemp genetics, biomass drying expertise and biomass processing.

At this time, the U.S. and Colombia have a shortage of hemp processors, as this is a new and emerging industry. Based on market demand, we anticipate that our requirements for hemp to process will be easily achieved. Each processing plant is designed to output 26 metric tons of CBD isolate, from 482 metric tons of hemp biomass. The process uses alcohol and energy to convert biomass to CBD products.

Plant Design (Kentucky and Colombia)

Our proposed plant design fits in two forty-foot sea containers and can be set into a standard North American industrial bay. It utilizes heat and ethanol to convert hemp biomass into CBD isolate. At maximum utilization the plant will transform 482 metric tons of dry Hemp biomass into 26 metric tons of CBD isolate. The plants will have in-house quality testing capacity and are designed to meet the EU standard for international exports.

Farm Design (Colombia)

Our Colombian hemp farm is designed to supply 66% of the Columbian plant’s maximum input needs. It will have sufficient land and facilities for growing, harvesting, and drying hemp biomass. We plan it to be staffed and operated to conduct research and to improve genetics and cultivation techniques with the objective of improving future operations and sharing with strategic partners.

Licenses

On January 4, 2019, we entered into Processor/Handler Licensing Agreements with the Kentucky Department of Agriculture. These licenses will allow us to process, store, and handle hemp and hemp products below 0.3% THC. The licences expire on March 21, 2021.

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Governmental Regulations

United States

In December 2018, the U.S. 2018 Farm Bill was passed; the bill officially removes hemp and all of its derivatives from the Controlled Substances Act. The U.S. 2018 Farm Bill, however, explicitly preserved the authority of the Food and Drug Administration (the “FDA”) to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act, and section 351 of the Public Health Service Act. The FDA treats products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning they are subject to the same authorities and requirements as FDA-regulated products containing any other substance. This is true regardless of whether the cannabis or cannabis-derived compounds are classified as hemp under the 2018 Farm Bill. Even with the Farm Bill, state or local governments can impose stricter limitations

Colombia

In the last two years, the Government of Colombia has been implementing policies to encourage hemp growth and CBD production. Limited licenses have been granted to grow hemp and to transport, process, sell, and export Hemp-CBD products. There are over 200 licensed cannabis farmers in Colombia. Licenses issued by the Colombian government include the capacity to export internationally. In recent years, Colombia’s progressive legislative changes have fuelled the country’s strong economy. Foreign investment is a contributing factor to its growth.

Environmental Laws

We are and are expected to be in compliance with state and federal environmental regulations throughout our facilities and operations in all jurisdictions in which we operate.

Employees

We have three executive officers, Michael Shenher, our Chairman, Chief Executive Officer and director, Chad Costa, our President, and Michael Smillie, our Chief Financial Officer, and no other employees. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We also intend to employ consultants on an as-needed-basis to provide specific expertise in areas of product design and development and other business functions including marketing and accounting. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus.

Item 1A. Risk Factors.

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this registration statement in evaluating our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

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Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with this Form 10 Registration for the year ended April 30, 2019, and subsequent interim statement have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended April 30, 2019. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditors have raised a substantial doubt about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

We may not be able to attain profitability without additional funding, which may be unavailable to us.

We have prepared audited financial statements for the fiscal year ended April 30, 2019. For the fiscal year ended April 30, 2019, we experienced a net loss from operations of $117,737. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. If we run out of cash reserves, we would be forced to cease operations.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related to Our Company

We are a start-up in the hemp-CBD industry.

We have put significant work into organizing the business and preparing it to succeed; however, we require substantial funds to complete our plans. We currently have no revenues and expect increases in costs and expenses as we invest in expanding our production and operations. Even if we are successful in achieving revenues from sales of our products, we may be unable to achieve positive cash flow or profitability for a number of reasons, including but not limited to, an inability to control production costs, increases in our selling expenses and general and administrative expenses, and a reduction in our product sales price due to competitive or other factors. An inability to generate positive cash flow and profitability until we reach a sufficient level of sales with positive gross margins that cover operating expenses, or an inability to raise additional capital on reasonable terms, will adversely affect our viability as an operating business.

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The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute cannabis or any products that contain cannabis, some of our customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute marijuanna products or any products that contain THC above 0.3%, some of our suppliers and customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

Effect of existing or probable governmental regulations relating to CBD products.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. Furthermore, it is possible that the federal government that will be directly applicable to our business as a result of our sale of products containing CBD. In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer material adverse effect on its business, including substantial losses.

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We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause Hemp Technology Inc. to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While Hemp Technology Inc. only sells Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances. If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in Hemp Technology Inc. ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval

We may be subject to product liability claims or regulatory action if our products are alleged to have caused significant loss or injury.

We may be subject to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury or failed to include adequate instructions for use or failed to include adequate warnings concerning possible side effects or interactions with other substances. Previously unknown adverse reactions resulting from animal consumption of CBD products alone or in combination with other medications or substances could also occur. In addition, the sale of any ingested product involves a risk of injury due to tampering by unauthorized third parties or product contamination. Our products may also be subject to product recalls, including voluntary recalls or withdrawals, if they are alleged to pose a risk of injury or illness, or if they are alleged to have been mislabeled, misbranded or adulterated or to otherwise be in violation of governmental regulations. We have in the past recalled, and may again in the future have to recall, certain of our products as a result of potential contamination and quality assurance concerns. A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation and goodwill with our patients and consumers generally. There can be no assurance that we will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could result in us becoming subject to significant liabilities that are uninsured and also could adversely affect our commercial arrangements with third parties.

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The FDA has stated that it interprets the FDCA to prohibit the sale of food products, including animal foods and supplements, that contain CBD. The FDA is considering seeking a change in the relevant statutory framework to allow for certain CBD-containing food products or otherwise working to find a regulatory pathway pursuant to its current authorities, but unless and until such changes are enacted, the FDA and other federal and state regulatory authorities could take enforcement action to prevent us from marketing pet food, products and supplements with CBD that could adversely impact our business, financial condition and results of operations or cause us to halt product sales altogether.

Although hemp and CBD are no longer controlled substances subject to regulation by the DEA, the FDA has stated publicly that it is nonetheless unlawful under the FDCA to introduce animal food, which includes products intended for animals labeled as food, treats, or supplements, containing CBD into interstate commerce. The FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug or a drug for which substantial clinical investigations have been instituted and made public, unless a statutory exemption applies. The FDA has publicly stated its conclusion that none of the statutory exceptions has been met for CBD. See “Business—Government Regulation—FDA Regulation of Animal Foods.”

On May 31, 2019, the FDA held a public hearing to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds (such as CBD) to provide the FDA with information as it considers policy options related to the regulation of these products, particularly in light of the changes to the legal status of hemp enacted in the 2018 Farm Bill. The FDA has also formed an internal working group to evaluate the potential pathways to market for CBD products, which could include seeking statutory changes from Congress or promulgating new regulations. If legislative action is necessary, such legislative changes could take years to finalize and may not include provisions that would enable us to produce, market and/or sell our CBD products, and FDA could similarly take years to promulgate new regulations. Additionally, while the agency’s enforcement focus to date has primarily been on CBD products that are associated with therapeutic claims, the agency has recently issued warning letters to companies marketing CBD products without such claims, and there is a risk that FDA could take enforcement action against us, our third-party contract manufacturers or suppliers, or those marketing similar products to us, which could limit or prevent us from marketing our products and have a material adverse impact on our business, financial condition and results of operations.

Moreover, local, state, federal, and international CBD, hemp and cannabis laws and regulations are rapidly changing and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance requirements or alteration of certain aspects of our business plan in the event that our CBD products become subject to new restrictions. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our products. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our activities in the hemp and CBD industry. The constant evolution of laws and regulations may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan.

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Our products contain CBD derived from hemp. The 2018 Farm Bill enacted a number of changes to the legal status of hemp and hemp products, including removal from the statutory list of controlled substances. However, implementation of the 2018 Farm Bill is ongoing, and there is still significant uncertainty regarding the legal status of hemp and hemp-based products under U.S. law.

Our products that contain CBD are subject to various state and federal laws regarding the production and sale of hemp-based products. Historically, the DEA has interpreted CBD to be subject to the Controlled Substances Act of 1970 (“CSA”) under the definition for “marihuana,” a Schedule I controlled substance. However, the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) removed “hemp,” from the definition of “marihuana.” “Hemp” is defined as the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis. As a result of the enactment of the 2018 Farm Bill, and since we believe that the CBD contained in our products and the hemp from which it is derived meet the definition of “hemp,” we believe that our CBD products and the hemp from which they are derived are not Schedule I controlled substances under the CSA. However, there is a risk that we could be subject to enforcement action, including prosecution, if any of our products are determined to not meet the definition of “hemp” and to constitute “marihuana” under the CSA based on THC levels or other violations, which would have a negative impact on our business and operations.

In addition, the 2018 Farm Bill contained provisions that require the USDA to, among other things, promulgate a new regulatory framework governing the growth and cultivation of hemp, where hemp grown in compliance with the framework would be permitted in interstate commerce throughout the United States. The USDA has not yet promulgated these new regulations, and it is not certain when the agency will do so. The lack of USDA regulations has created uncertainty regarding the extent to which states where hemp is still illegal under state law may take enforcement action against hemp and hemp products that may otherwise comply with federal law. This issue is the subject of currently active litigation, where courts in different states have come down on both sides, and we cannot predict the outcome of the active litigation or how the various federal, state and local authorities will regulate the interstate transportation of hemp and hemp products. Moreover, as the USDA and federal courts continue to address this issue, we face the risk that a state could seize or take other enforcement action against us or our partners with respect to the hemp from which our CBD products are derived. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations.

Because there has been limited study on the effects of CBD, including on animals, future nonclinical and clinical research studies and analysis of such studies by third parties, including government agencies, may lead to conclusions that dispute or conflict with our understandings and beliefs regarding the benefits, viability, safety, dosing and social acceptance of CBD.

Research in the United States and internationally regarding the benefits, viability, safety and dosing of isolated cannabinoids (such as CBD or THC) remains in relatively early stages. There have been few clinical trials on the benefits of CBD conducted on humans or animals, including studies focused on the consumption of CBD in foods.

Future research and clinical trials may draw opposing conclusions to statements contained in current articles, reports and studies regarding CBD or could reach different or negative conclusions regarding the medical benefits, viability, safety, dosing or other facts and perceptions related to CBD, which could adversely affect acceptance of CBD in foods and the demand for such products. Future research may also cause regulatory authorities to change how they enforce regulatory restrictions applicable to hemp and CBD. We cannot predict any negative research and clinical trial findings in the future that may have a material adverse impact on our business, financial condition and results of operation.

The market for raw foods and CBD and hemp products for pets is a young market and may not achieve the growth potential we expect or may grow more slowly than expected.

Our success will depend in significant part on customer acceptance, our ability to change with customer tastes and to meet customer needs with new products. If customers do not accept our products, our sales and revenue will either fail to materialize or decline, resulting in a reduction in our operating income or possible increases in losses. Demand for CBD and hemp products is also influenced by the popularity of certain aesthetics, cultural and demographic trends, marketing and advertising expenditures, legality concerns, and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts and timely production. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have an impact on our expected growth potential and the growth potential of the market for raw foods and CBD and hemp products for pets. Even if this market develops, we may not succeed in our plan to become a category leader.

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Negative publicity from being in the hemp and CBD space could have a material adverse effect on our business, financial condition, and results of operations.

Hemp and marijuana are both varieties of the plant Cannabis sativa L., except that hemp, as defined by federal law for exemption from Schedule I of the CSA, has a delta-9 THC concentration of not more than 0.3% on a dry weight basis. The same plant with a higher THC content is considered marijuana, which is legal for medical and recreational use under certain state laws, but which is not legal under federal law. The similarities between these plants can cause confusion, and our activities with hemp may be incorrectly perceived as us being involved in federally illegal marijuana activities.

Also, despite growing support for the cannabis industry and legalization of marijuana in certain U.S. states, many individuals and businesses remain opposed to the cultivation and sale of cannabis and cannabis-derived products. Any negative publicity resulting from an incorrect perception that we operate in the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us or our common stock and lead to reluctance by new parties to do business with or invest in us. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or impacts to business relationships could have a material adverse effect on our business, financial condition, and results of operations.

Our operations would not survive a complete hemp crop failure.

We plan to process hemp, which is an agricultural product. As such, our business is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks. There can be no assurance that natural elements, such as insects and plant diseases, will not entirely interrupt our production activities or have an adverse effect on our business. In the event a total crop failure was to occur, we would not have sufficient inputs for our production processes and would not be able to create the products we intend to sell to customers.

We currently rely on certain key individuals and the loss of one of these key individuals could have an adverse effect on our company.

Our future success is highly dependent upon the efforts of our officers, management and key technical staff, the loss of any of whose services could have a material adverse effect on the success and development of our business. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may be unable to locate and hire a suitable replacement. We have not obtained any “key person” insurance on any of our executives or managers.

Our products may be subject to recalls for a variety of reasons, which could diminish their value and our ability to sell, or require us to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, or interactions with other substances. Although we have detailed procedures in place for testing our CBD isolate products, there can be no assurance that any quality or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. If any of the products produced by us are not saleable due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. As a result, we may lose a significant amount of sales and may not be able to replace those sales at an acceptable gross profit or at all. In addition, this may require significant management attention or damage our reputation and goodwill or that of our products or brands.

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We are subject to operating risks which may adversely affect our financial condition.

Our operations are subject to risks normally incidental to manufacturing operations which may result in work stoppages and/or damage to property. This may be caused by:

●	Breakdown of our equipment;

●	Breakdown of the processes that create our end products;

●	Labor disputes;

●	Imposition of new government regulations;

●	Sabotage by operational personnel;

●	Cost overruns; and

●	Fire, flood, or other Acts of God.

If any of the above were to occur, our business could be adversely affected.

We require substantial funds to operate effectively.

Several significant factors related to our operational cash requirements include, but are not limited to:

●	Costs of production, including manufacturing labor and operation and maintenance of production facilities;
●	Research and development expenses;
●	Availability and costs of financing; and
●	Regulatory compliance regulations and restraints.

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We may need to raise additional funds in order to support further expansion, meet competitive pressures, or respond to unanticipated requirements. We may need to raise additional funds through the sale of equity or other securities, or the issuance of additional debt. Financing may not be available at terms that are acceptable to us, if at all.

Our ability to obtain the necessary financing for our business is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our current operations and plans in order to reduce our cost structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Based on our burn rate, if we are unable to obtain additional funding our business will fail.

We have limited financial resources. As of July 31, 2019 (unaudited), we had cash of $54,000. Our administrative expense, which represented our net loss as of July 31, 2019 (unaudited) were $105,054. Our current burn rate is approximately $35,000 per month. Based on our current burn rate, we will run out of funds immediately without additional capital. If we fail to raise sufficient funds to keep our business operational, our business will fail. There is no assurance that we can raise funding or that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations.

Competition may hamper our ability to acquire inputs and labor, which may have an adverse impact on our operations.

The agricultural commodity processing and bioenergy industry is complex, competitive, and has multiple companies competing for the limited inputs of hemp and alcohol. It is possible that demand for input stocks will not remain economically viable based on growing demand and future input prices.

We will compete with other agricultural processing and CBD companies for raw materials. In identifying and acquiring raw materials, we may compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire raw materials in the future. Accordingly, there can be no assurance that we will acquire sufficient raw materials in the future to support a commercially viable operation.

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We may not be able to compete with other companies, some of whom have greater resources and experience.

We do not have the resources to compete with larger providers of these similar services at this time. With the limited, if not minimal, resources the Company has available, the Company may experience great difficulties in building a customer base. Competition from existing and future competitors could result in the Company’s inability to secure any new customers. This competition from other entities with greater resources and reputations may result in the Company’s failure to maintain or expand its business as the Company may never be able to successfully execute its business plan. Further, we cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force the Company to cease operations.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage growth effectively could have a material adverse effect on our business and financial condition.

We intend to grow our business both internally and through acquisitions. Further growth and expansion of our business would place additional demands upon our current management and other resources and would require additional production capacity, working capital, information systems, management, operational and other financial resources. In order to expand our business, we will need to increase our sales volume and expand our sales territory. Our existing management resources and operational, financial, human and management information systems and controls may be inadequate to support existing or expanded operations. We currently have limited business operations and have little history of managing growth. Such expansion will require significant additional expenditures for manufacturing, raw materials inventory and marketing and we will not be able to effectuate any such expansion without additional capital. Our future growth will also depend on various factors, including, among others, our ability to attract and retain new employees, the development of new products, competition and governmental regulation of the agricultural processing and bioenergy industry.

Our prospects depend in part on the ability of our executive officers and senior management to operate effectively, both independently and as a group. To manage our growth, we may have to attract and retain additional highly qualified management, financial and technical personnel and continue to implement and improve operational, financial and management information systems. Not all of the foregoing factors are within our control. No assurance can be given that the business will grow in the future and that we will be able to effectively manage such growth. If we are unable to manage growth effectively, our business, results of operations and financial condition would be materially adversely affected. The success of our business will depend to a significant extent on management’s discretion and judgment, as well as the expertise and competence of outside contractors which can be very expensive.

If we are successful in identifying and closing acquisitions, we face additional risks, including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilation of the operations, technologies, personnel and services or products of the acquired companies, difficulties of operating new businesses and retaining their customers, the diversion of management’s attention from other business concerns and the potential loss of key employees of the acquired company. We have no history or experience in successfully integrating acquired businesses and may be unable to successfully manage these risks. We may have difficulty retaining employees. In addition, any potential acquisition may involve certain other risks, including the assumption of additional liabilities and potentially dilutive issuance of convertible debt or equity securities.

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Compliance with environmental regulations can be costly, and we may become subject to further environmental compliance requirements in connection with our operations, which could materially and adversely affect the results of operations and our financial condition.

We will be required to comply with national and local regulations regarding environmental protection for the operation of our plant. We intend to have all the environmental permits that are necessary under current laws and regulations to conduct our business. To the extent that any plant we acquire in the future may have been in compliance with environmental protection laws and regulations at the time they were constructed, we cannot assure you that that we will not be required to make a retroactive application of current laws and regulations to such old plants after their acquisition by us. Compliance with environmental regulations can be very expensive, and non-compliance with these regulations may result in adverse publicity, potentially significant monetary damages and fines and suspension of our business operations. In addition, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. If we fail to comply with any future environmental regulations, we may be required to pay substantial fines, suspend production or even cease operations. We do not carry any insurance for damages resulting from failure to comply with environmental regulations.

We have no independent audit committee, nor do we have an audit committee financial expert at this time. Our sole director functions as our audit committee and is not independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee, nor do we have an audit committee financial expert at this time. Our sole director functions as our audit committee and is not independent. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the board's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, our sole director is not a “financial expert”.

Our sole director acts as our compensation committee, which presents the risk that compensation and benefits paid to our executive officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our sole director determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Although a director has fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our sole director may have influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

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Agricultural commodity prices are subject to dramatic and unpredictable fluctuations.

The price of agricultural commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to changes in allowable farming methods. The effect of these factors on the price of agricultural commodities, and therefore the economic viability of our operations, cannot accurately be predicted.

Risks Related to Our Common Stock

Because our Chief Executive Officer and director and our President together control a large percentage of our outstanding voting stock, they have the ability to influence matters affecting our stockholders.

Our Chief Executive Officer and director and our President together control approximately 50% of our outstanding voting stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition of assets, and the issuance of securities. Because they control a significant portion of votes, it would be very difficult for investors to replace our management if our stockholders disagree with the way our business is being operated. Because the influence by our directors and officers could result in management making decisions that are in their best interest and not in the best interest of our stockholders, our stockholders may lose some or all of the value of their investments in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 50,000,000,000 shares of common stock, of which 22,196,289,678 shares of common stock were issued and outstanding as of December 18, 2019. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of our stockholders. Consequently, stockholders may experience dilution in their ownership of our stock in the future.

Because we can issue shares of preferred stock, our stockholders may experience dilution, as well as negative impacts on their rights in the future.

We are authorized to issue up to 10,000,000,000 shares of preferred stock, of which no shares of preferred stock were issued and outstanding as of December 16, 2019. Our board of directors has the authority to cause us to issue shares of preferred stock without consent of our stockholders. Consequently, stockholders may experience dilution in their ownership of our stock, as well as negative impacts on their rights related to our stock in the future.

There is currently no established public trading market for our common stock, which makes it difficult for our stockholders to resell their shares.

There is currently no established public trading market for our common stock. There is a limited public market for our common stock through our quotation on the OTC Pink operated by the OTC Markets Group. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company's operations or business prospects. Moreover, the OTC Pink is not a stock exchange, and trading of securities on the OTC Pink is often more sporadic than the trading of securities listed on a national securities exchange like the NASDAQ or the NYSE. Accordingly, stockholders may have difficulty reselling any of our shares. We cannot assure you that there will be a market for our common stock in the future.

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Because we do not intend to pay any cash dividends on our common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, our results of operations, cash flows and financial condition, operating and capital requirements, and other factors the board considers relevant. We may never pay any dividends. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock is restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited consolidated financial statements and related notes thereto included in this registration statement. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this registration statement titled “Risk Factors” and “Forward-Looking Statements”.

Overview

During the fiscal years ended April 30, 2019 and 2018 we began to pursue our new business plan in the hemp-CBD business. We acquired licenses and put into place relationships, contracts, and key staff to pursue this business plan. The capital required was provided by a private placement of shares to the incoming President. We are still in the development stage, with all costs being capitalized, no revenues earned, and no income earned.

Results of Operations

Revenue

We had no revenues during the years ended April 30, 2019 and 2018. We also had no revenues for the three months ended July 31, 2019.

Operating Expenses

We incurred operating expenses of $117,737 during the year ended April 30, 2019. These expenses were primarily the result of engaging key staff to develop our CBD business plan, obtaining licenses, and for incorporating in Kentucky. During the year ended April 30, 2018, we incurred operating expenses of $1,410.

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We incurred $105,054 of operating expenses during the three months ended July 31, 2019. These expenses related primarily to engaging a Chief Financial Officer, engaging key contractors, and engaging financial statement auditors. We had no operating expenses in the three months ended July 31, 2018.

Operating expenses were much higher in the last two quarters due to increased activity on executing our CBD business plan.

Net Loss from Operations

We incurred net losses from operations during the years ended April 30, 2019 and 2018 of $117,737 and $1,410 respectively.

We had a $105,054 net loss from operations during the three months ended July 31, 2019, compared to a nil for the same period in 2018.

Liquidity and Capital Resources

Working Capital

	As at April 30, 2019	As at April 30, 2018
Current Assets	$85,981	$-
Current Liabilities	17,442	5,275
Working Capital	68,539	(5,275)

	As at July 31, 2019	As at July 31, 2018
Current Assets	$54,000	$-
Current Liabilities	45,515	5,275
Working Capital	8,486	(5,275)

Current Assets

Current assets of $85,981 as at April 30, 2019 and $54,000 as at July 31, 2019 were comprised of cash.

The increase in current assets in 2019 was due to our company raising $94,051 by issuing share subscriptions from March to April 2019, net of start-up investments and costs from March to July 2019.

We did not have any current assets as at April 30, 2018 or July 31, 2018.

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Current Liabilities

Current liabilities as at April 30, 2019 were attributable to $17,442 payable to an entity controlled by our President and Chief Executive Officer with no explicit terms and conditions.

Current liabilities as at July 31, 2019 were attributable to $9,715 payable to an entity controlled by our President and Chief Executive Officer, with no explicit terms and conditions, and $35,800 to accrued liabilities primarily for contract Chief Financial Officer services. legal advice and financial statement audit.

Current liabilities of $5,275 at April 30, 2018 and at July 31, 2018 were related to corporate services vendors.

Cash Flow

Our cash flows for the years ended April 30, 2019 and 2018 are as follows:

	Year ended April 30, 2019	Year ended April 30, 2018
Net cash (used in) operating activities	$(8,070)	$(18)
Net cash (used in) investing activities	-	-
Net cash provided by financing activities	94,051	18
Net changes in cash and cash equivalents	$85,981	$-

Our cash flows for the three-month periods ended July 31, 2019 and 2018 are as follows:

	Three Months ended July 31, 2019	Three Months ended July 31, 2018
Net cash (used in) operating activities	$(31,981)	$-
Net cash (used in) investing activities	-	-
Net cash provided by financing activities	-	-
Net changes in cash and cash equivalents	$(31,981)	$-

Operating Activities

Business planning and marketing activities increased in more recent periods, relative to comparable periods, as we pursued the CBD business plan. For the year ended April 30, 2019 we consumed $8,070 in operating activities, compared to $18 in the prior year.

During the three months ended July 31, 2019, $31,981 cash was used in operating activities, compared to nil in the same quarter in 2018.

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Financing Activities

During the year ended April 30, 2019, we received share subscriptions for $94,051 as a result of a private placement to the incoming President, his family members, and to a key consultant. During the year ended April 30, 2018, we issued 182,100 shares at $0.0001 per share to settle debts related to our previous biofuels business.

Cash Requirements

We expect that we will require $5,000,000 and $16,000,000 to start up production and sales operations in each of Kentucky and Colombia, respectively. The continuation of our business is dependent upon obtaining further financing, sales of our products, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Off-Balance Sheet Arrangements

We entered into office rent agreements in June 2019 requiring monthly payments of CDN$2,400 until December 31, 2019 and CDN$1,200 from January 31, 2020 until June 30, 2020. We have no other off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3. Properties.

The Company owns no real property. Our administrative offices are located at: 3000, 421 – 7th Avenue SW Calgary, Alberta, Canada., telephone: (403) 870-8032. The Company has a short term lease until June 20,2020. We have established two subsidiary offices, one in the state of Kentucky at 3801 Billtown Road, Louisville, Kentucky 40269, and one in Bogota, Colombia at Calle 98 #22-64, Bogota, DC, Colombia. We have plans to establish two processing plants, one near Louisville, Kentucky and one in the Medellín, Colombia free trade zone.

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Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of December 18, 2019, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our director and our executive officers and by our executive officers and director as a group.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)(2)
Michael Shenher 9, 1415 Hunter Court Kelowna, British Columbia, Canada	Common Stock	4,677,084,425	(3)	21%
Chad Costa 226071 16th Street SW Foothills, Alberta, Canada	Common Stock	6,587,080,902	(4)	30%
Michael Smillie 658 Crescent Blvd SW Calgary, Alberta, Canada	Common Stock	-		-
NAM Holdings, Inc.(5) Suite 245, 2232 Dell Tange Blvd Cheyenne, Wyoming	Common Stock	4,676,570,902		21%
All executive officers and directors as a group (3 persons)	Common Stock	11,264,165,327		51%

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 22,196,289,678 shares of our common stock issued and outstanding as of December 18, 2019.

(3) Includes 513,522 shares of our common stock held by family members.

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(4) Includes 340,510,000 shares of our common stock held by family members and 1,020,000,000 through 1064185 B.C. Ltd., a company controlled by Mr. Costa.

(5) NAM Holdings, Inc. is a Wyoming corporation, originally formed on March 8, 2019, with its offices located at 2232 Dell Tange Blvd. Suite 245, Cheyenne, Wyoming. NAM Holdings is owned by Robert McMillain who has the ultimate voting control over the shares held in the name of NAM Holdings.

Changes in Control

We are not aware of any arrangement that might result in a change of control of our company in the future. The potential for a change in control exists as significant capital will need to be raised to enter the hemp-CBD business.

Item 5. Directors and Executive Officers.

Directors and Executive Officers

The following individuals serve as our director and executive officers. Our directors are to hold office until the next annual meeting of our stockholders or until his successor has been elected and qualified, or until his death, resignation or removal. Currently our board of directors is constituted of one director.

Our executive officers are appointed by our board of directors and hold office at the pleasure of the board of directors. Any officer elected or appointed by the board of directors may be removed any time by the board of directors.

Name	Position	Age	Date First Elected or Appointed
Michael Shenher	Chairman, Chief Executive Officer and Director	53	February 14, 2006
Chad Costa	President	34	March 1, 2019
Michael Smillie	Chief Financial Officer	51	June 18, 2019

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

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Michael Shenher – Chairman, Chief Executive Officer, and Director

Mr. Shenher has been our Chief Executive Officer since February 14, 2006, and was our President from February 14, 2006 until March 1, 2019. Since 2006, Mr. Shenher has also been the President and Chief Executive Officer of General BioEnergy Inc., a company he founded. General BioEnergy Inc. was originally an alternative energy company and evolved into a bio oil refinery enterprise specializing in petroleum and protein-based product supplements and replacements such as General BioEnergy Inc.’s ‘MOPO’ brands of environmentally friendly high-performance lubricants. Mr. Shenher’s employment background also includes: Chief of Staff to a Canadian Federal Member of Parliament from 2004 to 2007; General Manager of Shenher Insurance and Financial Services from 1997 to 2006; and Regional Manager of Equifax Canada Inc. from 1992 to 1997. Mr. Shenher is also founder and Vice President of Shenher Real Estate and Mortgage Ltd. Mr. Shenher has participated on Saskatchewan’s roundtable contributing to the Canada West Foundation’s position paper entitled ‘Canada’s Power Play: The Case for a Canadian Energy Strategy for a Carbon-Constrained World’ and Mr. Shenher is a former member of the ‘Biofuels and Bioproducts Sector Team’ of Enterprise Saskatchewan which reports directly to the Saskatchewan Minister of Enterprise on alternative energy policy matters. Mr. Shenher is a 2005 recipient of the Saskatchewan Centennial Medal of Honour and is a former board member of City of Regina Parks and Recreation Advisory Board; the Better Business Bureau; and numerous other community, charity, sports and business advocacy boards.

We believe that Mr. Shenher is qualified to serve on our board of directors because of his extensive business experience derived from past and current occupation and his past and current board participation.

Chad Costa – President

Mr. Costa has been the President of our company since March 1, 2019. Mr. Costa is a seasoned executive with over 15 years’ experience in increasingly more responsible management roles. He is a serial entrepreneur in the cannabis space; with well-respected expertise in the research, development and marketing of cannabis products. He was also instrumental in founding and establishing a chain of legal retail cannabis stores that have achieved strong recognition and significant market share. In 2018, he co-founded of Cannary Packaging Inc., a leading cannabis packaging, branding and ancillary products company. His expertise includes brand creation, marketing and establishing businesses in emerging markets. In 2015, Mr. Costa founded Pettanicals Pet Treats Inc., a science based nutritional animal health and performance supplements company. Under his leadership the company established a strong client base for its innovative scientifically formulated products. Pettanicals Pet Treats Inc. produces naturally derived products that have achieved success in the pet wellness marketplace. As our President, he applies his considerable knowledge to strategic planning, business development, and overseeing the company’s global expansion in the hemp industry.

Michael Smillie – Chief Financial Officer

Mr. Smillie has been the Chief Financial Officer of our company since June 18, 2019. Mr. Smillie brings over 25 years of financial expertise to our executive team. His experience includes executing mergers and acquisitions, and operational analysis. He is adept at managing finance related transactions within rapidly changing environments, including capital raisings and refinancings. He has a proven track record in financial management, financial controllership, and compliance and treasury roles. His key strength is that of an effective leader capable of building of teams that achieve strategic objectives. He is a Chartered Professional Accountant, and holds a Bachelor of Commerce from the University of Alberta. Leading up to his role at Hemp Technology Inc. Mr. Smillie was: Director and Chief Financial Officer at Pike Resources Ltd., a Canadian energy company (November 2018 - present); Controller, Harvest Operations Corp., a Canadian Energy company (August 2016 to November 2018); Director and Chief Financial Officer at Raging Bull Energy Inc., a Canadian energy company (May 2016 to May 2018); Manager of Operations Accounting and Reporting at Crescent Point Energy Corp., a North American energy company (October 2007 to April 2016); and Controller at Innova Exploration Ltd., a Canadian energy company (April 2004 to October 2007).

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Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Except as disclosed below, none of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
(d)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
(e)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(f)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On September 8, 2011, the British Columbia Securities Commission of Canada issued a cease trade order against our company pursuant to section 164(1) of the Securities Act (British Columbia). At the time of the order, our company was an OTC reporting issuer under BC Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets (“BCI 51-509”). We did not file (1) comparative annual financial statements for the financial year ended April 30, 2011, as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”) and section 5(b) of BCI 51-509, (2) a Form 51-102F1 Management’s Discussion and Analysis for the period ended April 30, 2011 as required under Part 5 of NI 51-102 and section 5(b) of BCI 51-509, and (3) a Form 51-102F2 Annual Information Form for the year ended April 30, 2011 as required under section 5(c) of BCI 51-509. As a result, the British Columbia Securities Commission ordered that trading in our securities cease until we file the required records and the order is revoked.

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Item 6. Executive Compensation.

Summary Compensation

For the fiscal years ended April 30, 2019, and 2018, no board or executive compensation has been paid. For the three months ended July 31, 2019, $15,000 was accrued for the services of our Chief Financial Officer. We have contracted with our Chief Financial Officer for the period of June 16, 2019 until December 31, 2019 for his services at the rate of $12,000 CAD per month, and this contract is renewable month-by-month thereafter.

Other than disclosed above, we do not have any employment or compensation agreements with our sole director or our executive officers. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance, but are planning to develop a plan in the future.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there has been no transaction, since May 1, 2016, in which we were or are to be a participant and the amount involved exceeds $700, being the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	any director or executive officer of our company;
(ii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of any class of our voting securities;
(iii)	any promoter of our company;
(iv)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and
(v)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

At April 30, 2019, we had non-interest bearing, unsecured, payables with no specified terms of repayment, due to Cannary Packaging Inc., an entity controlled by Michael Shenher and Chad Costa, two officers of our company in the amount of $17,442. At July 31, 219, the balance of these payables was $9,715.

In March and April of 2019, Chad Costa, our President, and his family members subscribed for 890,510,000 shares of our common stock at $0.0001 per share upon joining our company as President.

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In September 2019, we entered into an agreement to acquire Pettanicals Pet Treats Inc., a Canadian-based company in the nutritional pet supplement business, which is owned by Chad Costa, our President, and his spouse. As a deposit pursuant to this agreement, we have issued 1,020,000,000 shares of our common stock at $0.0001 per share on September 12, 2019 and agreed to pay an additional $153,000 in cash upon closing. The closing date for this acquisition has not been set.

Director Independence

We currently act with a sole director being Michael Shenher. Our common stock is quoted on the OTC Pink operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we do not have any independent directors.

Item 8. Legal Proceedings.

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities. In the ordinary course of our business, we expect that from time-to-time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Item 9. Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is currently no established public trading market for our common stock. Our common stock is not traded on any exchange and there is a limited public market for our common stock. Our common stock is listed on the OTC Pink operated by the OTC Markets Group under the name of Clean Power Concepts and the trading symbol “CPOW”. We are filing this Form 10 for purpose of making current financial information available to our investors. When we have the resources available, it is our goal to move our share listing to the OTC-QB.

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

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Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Pink. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Year ended April 30, 2020	High	Low
First Quarter	$0.0002	$0.0000
Second Quarter	$0.0002	$0.0000

Year ended April 30, 2019	High	Low
First Quarter	$0.0005	$0.0001
Second Quarter	$0.0002	$0.0000
Third Quarter	$0.0002	$0.0000
Fourth Quarter	$0.0002	$0.0000

Year ended April 30, 2018	High	Low
First Quarter	$0.0010	$0.0000
Second Quarter	$0.0010	$0.0000
Third Quarter	$0.0010	$0.0000
Fourth Quarter	$0.0003	$0.0001

Rule 144

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended.

Public Offering

There are no shares of common stock or other securities of our company that are being, or have been publicly proposed to be, publicly offered by us, the offering of which could have a material effect on the market price of our common stock or other securities.

Number of Holders

As of December 18, 2019, the 22,196,289,678 issued and outstanding shares of our common stock were held by a total of 165 stockholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans, but we plan to adopt one in the future.

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Item 10. Recent Sales of Unregistered Securities.

In September 2019, we issued 264,150,900 shares of our common stock at $0.0001 per share in a private placement to a non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In September 2019, we issued 1,020,000,000 shares of our common stock at $0.0001 per share as a deposit for the agreement to acquire Pettanicals Pet Treats Inc. Chad Costa, our President, and his spouse are the owners of Pettanicals Pet Treats Inc. and they are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933). We issued these shares in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In May 2019, we issued 450,000,000 shares of our common stock at $0.0001 per share in consideration for the services of two key consultants. The two key consultants are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933). We issued these shares in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In March and April 2019, our President and his family members subscribed for 890,510,000 shares of our common stock that were issued by our company at $0.0001 per share. We issued a further 50,000,000 shares of our common stock to a key consultant at $0.0001 per share. All of these subscribers are non-US persons (as that term is defined in Regulation S of the Securities Act of 1933). We issued these shares in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

In March 2019, we issued 975,000,000 shares of our common stock at $0.0001 per share in consideration for the services of two key consultants. One key consultant is a non-US person (as that term is defined in Regulation S of the Securities Act of 1933). We issued these shares in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. The other consultant is an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933). We issued these shares relying on the exemptions from the registration requirements provided for in Section 4(a)(2) of the Securities Act of 1933.

During the fiscal year ended April 30, 2018, we issued 182,100 shares of our common stock at $0.0001 per share to settle debts to a non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

During the fiscal year ended April 30, 2017, we issued 3,000,000,000 shares of our common stock at $0.00001 per share to settle debts to five creditors related to our prior biofuels business. Of these shares: 900,000,000 shares were issued to a company located in Valletta, Malta, in June 2016 and 1,100,000,000 shares were issued to a second company located in Valletta, Malta in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933. Of these shares, 1,000,001,900 shares were issued to three accredited investors (as that term is defined in Regulation D of the Securities Act of 1933) in July 2016. We issued these shares relying on the exemptions from the registration requirements provided for in Section 4(a)(2) of the Securities Act of 1933.

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Item 11. Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 50,000,000,000 shares of common stock with a par value of $0.00001 per share, and 10,000,000,000 shares of preferred stock with a par value of $0.00001 per share. As of December 18, 2019, there were 22,196,289,678 shares of our common stock issued and outstanding and no preferred stock outstanding.

Voting Rights

Unless otherwise provided in the articles of incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At any meeting of shareholders, a majority of the issued and outstanding shares of our company entitled to vote, represented in person or in proxy, constitutes a quorum. If a quorum exists, action on a matter, other than the election of directors, by a voting group (currently the holders of our common stock) is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wyoming Business Corporation Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Action required or permitted by the Wyoming Business Corporation Act to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

Other Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Dividends upon the capital stock of our company, subject to the provisions of the articles of incorporation of our company, if any, may be declared by our board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the articles of incorporation of our company. Before the payment of any dividend, there may be set aside out of any funds of our company available for dividends such sum or sums as our directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining the property of our company, or for such other purpose as our directors shall think conducive to the interests of our company, and our directors may modify or abolish any such reserve in the manner in which it was created.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

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Anti-Takeover Provisions

Some features of the Wyoming Management Stability Act, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Wyoming Management Stability Act contains provisions governing the acquisition of a controlling interest of certain Wyoming corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Wyoming corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;
●	33 1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Item 12. Indemnification of Directors and Officers.

With respect to directors, the Wyoming Business Corporation Act provides that:

●	except as otherwise provided, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability in the proceeding if: (i) the director conducted himself in good faith; he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests (including a director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan); and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or (ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation;
●	the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Wyoming Business Corporation Act;
●	unless ordered by a court, a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described above, or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity; and

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●	a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
●	The Wyoming Business Corporation Act provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director is permissible because the director has met the standard of conduct set forth. The determination must be made:
●	if there are two (2) or more qualified directors, by the board of directors by majority vote of all the qualified directors (a majority of whom must for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more qualified directors appointed by such a vote;
●	by special legal counsel: (i) selected in the manner prescribed in the Wyoming Business Corporation Act; or (ii) if there are fewer than two (2) qualified directors, selected by the board of directors (in which selection directors who are not qualified directors may participate); or
●	by the shareholders, but shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the determination.

Authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) qualified directors, authorization of indemnification must be made by those entitled to select special legal counsel.

With respect to court-ordered indemnification and advances for expenses, the Wyoming Business Corporation Act provides:

●	a director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court must:

O	order indemnification if the court determines that the director is entitled to mandatory indemnification;
O	order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses; or
O	order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable: (i) to indemnify the director; or (ii) to advance expenses to the director, even if he has not met the standard of conduct set forth in the Wyoming Business Corporation Act, failed to comply with the Wyoming Business Corporation Act or was adjudged liable in a proceeding referred to in the Wyoming Business Corporation Act, but if the director was adjudged so liable his indemnification must be limited to expenses incurred in connection with the proceeding;

●	if the court determines that the director is entitled to indemnification or to indemnification or advance for expenses, it must also order the corporation to pay the director’s expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses.

With respect to officers, the Wyoming Business Corporation Act also provides:

O	a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation: (i) to the same extent as a director; and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

O	liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or

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O	liability arising out of conduct that constitutes: (A) receipt by the officer of a financial benefit to which he is not entitled; (B) an intentional infliction of harm on the corporation or the shareholders; or (C) an intentional violation of criminal law;

●	a corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

The above provisions of the Wyoming Business Corporation Act apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer. An officer of a corporation who is not a director is entitled to mandatory indemnification, and may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our bylaws provide for the mandatory indemnification of any individual made a party to a proceeding because he is or was an officer or director of our company against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized. Our bylaws provide that we must not indemnify a director or officer unless a determination has been made in accordance with the procedures set forth in the Wyoming Business Corporation Act, that the director or officer met the standard of conduct and the payment has been authorized in accordance with the Wyoming Business Corporation Act based on a conclusion that (i) the expenses are reasonable, (ii) we have the financial ability to make the payment and (iii) the financial resources of our company should be devoted to this use rather than some other use by our company. To meet the standard of conduct, the individual must demonstrate that (i) his or her conduct was in good faith; and (ii) he or she reasonably believed that his or her conduct was in, or not opposed to, our company’s best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. We must not indemnify a director or officer under the foregoing indemnification provisions (i) in connection with a proceeding by or in the right of our company in which the director or officer was adjudged liable to our company; or (ii) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. The indemnification permitted under the foregoing indemnification provisions in connection with a proceeding by or in the right of our company is limited to reasonable expenses incurred in connection with the proceeding. Our bylaws provide that we may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of our company, against any liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary or agent, whether or not our company would have the power to indemnify such person under the applicable provisions of the Wyoming Business Corporation Act.

In January 2011, we entered into an indemnity agreement, with each of Michael Shenher, our President and Chief Executive Officer and a director, pursuant to which we agreed to indemnify each party from and against any and all costs, charges, expenses, fees, losses, damages or liabilities which arise out of any claim which may be made against such party in connection with his actions on behalf of our company; provided, however, that such party acted honestly and in good faith with a view to the best interests of our company. We also agreed to pay or reimburse each party for reasonable costs, charges or expenses paid or incurred on his behalf whether or not incurred in connection with any claim. The indemnity agreement also provides that we will not be obligated to indemnify a party (i) with respect to any claims initiated by such party without our prior written consent, except with respect to claims brought to enforce a right under an indemnity agreement or any other statute, regulation, rule or law; or (ii) unless otherwise consented to in writing by us, for any costs, charges, expenses, fees, damages or liabilities which may have been paid to, or by or on behalf of, such party under any applicable insurance policy maintained by our company.

37

Item 13. Financial Statements and Supplementary Data.

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Hemp Technology Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Hemp Technology Inc. (the Company) as of April 30, 2019 and 2018, and the related consolidated statements of operations, stockholders' equity (deficit), and consolidated cash flows for each of the years in two-year period ended April 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated balance sheet of the Company as of April 30, 2019 and 2018, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended April 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continued losses from its consolidated operations and is dependent upon future sources of equity or debt financing in order to fund its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Company's auditor since 2019.

Mississauga, ON

December 16, 2019

MNP LLP

F-1

Hemp Technology Inc.

(formerly Clean Power Concepts, Inc.)

Consolidated Balance Sheets as at

Presented in U.S. Dollars

	April 30, 2019	April 30, 2018
Assets
Current Assets
Cash (Note 4)	$85,981	$-
Total Current Assets	85,981	-
Total Assets	$85,981	$-
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$-	$5,275
Due to a related party (Note 5)	17,442	-
Total Current Liabilities	17,442	5,275
Total Liabilities	17,442	5,275
Stockholders’ Equity (Deficit)
Common stock, $0.00001 par value, 50,000,000,000 shares authorized; 18,546,628,778 shares issued and outstanding as at April 30, 2019 and 2018, respectively	185,466	185,466
Additional Paid in Capital	6,768,512	6,768,512
Shares to be issued	191,551	-
Accumulated deficit	(7,076,990)	(6,959,253)
Total Stockholders’ Equity (Deficit)	68,539	(5,275)
Total Liabilities and Stockholders’ Equity	$85,981	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Hemp Technology Inc.

(formerly Clean Power Concepts, Inc.)

Consolidated Statements of Operations

Presented in U.S. Dollars

	Year ended April 30, 2019	Year ended April 30, 2018
Operating expenses
General and administrative expense	$117,737	$1,410

Net loss from operations	(117,737)	(1,410)

Net loss	$(117,737)	$(1,410)

Loss per common share – Basic and diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding, basic and diluted	18,546,628,778	18,546,470,126

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Hemp Technology Inc.

(formerly Clean Power Concepts, Inc.)

Consolidated Statements of Cash Flows

Presented in U.S. Dollars

	Year ended April 30, 2019	Year ended April 30, 2018
Operating activities
Net Loss	$(117,737)	$(1,410)
Shares to be issued - services rendered	97,500	-
Accounts payable and accrued expenses	(5,275)	1,392
Accounts payable and accrued expenses, related party	17,442	-
Net cash (used in) operating activities	(8,070)	(18)
Financing activities
Shares issued	-	18
Proceeds from shares to be issued - financing	94,051	-
Net cash provided by financing activities	94,051	18
Net changes in cash	85,981	-
Cash at beginning of the year	-	-
Cash at end of the year	$85,981	$-
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid in interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Hemp Technology Inc.

(formerly Clean Power Concepts, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Presented in U.S. Dollars

	Common Stock		Shares	Additional		Total
	Number of		to be	paid in	Accumulated	Stockholders’
	Shares	Par value	issued	capital	Deficit	Equity (Deficit)
Balance, April 30, 2017	18,546,446,678	185,464	-	6,768,495	6,957,843	(3,883)
Shares issued (debt settlement)	182,100	2	-	16	-	18
Net loss					1,410	(1,410)

Balance, April 30, 2018	18,546,628,778	185,466	-	6,768,512	6,959,253	(5,275)

Net loss					117,737	(117,737)
Shares to be issued - financing			94,051			94,051
Shares to be issued - services			97,500			97,500
Balance, April 30, 2019	18,546,628,778	185,466	191,551	6,768,512	7,076,990	68,539

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Hemp Technology Inc.

(formerly Clean Power Concepts, Inc.)

Notes to Consolidated Financial Statements

April 30, 2018 and 2019

Presented in U.S. Dollars

Note 1 - Company overview

Hemp Technology Inc. of Wyoming and its subsidiaries, Hemp Technology Inc. of Kentucky and Hemp Biotech Inc. of Kentucky. (collectively the “Company”). is publicly listed on the OTC under the symbol “CPOW.” The Company’s registered office is located in Cheyenne, Wyoming and its principal executive office is located in Calgary, Alberta. The Company is a start-up in the production and distribution of innovative hemp-based, cannabidiol (CBD) products. The Company’s planned primary products will be created from high quality strains of hemp. Hemp extracts are produced from industrial hemp, which is defined as cannabis with less than 0.3% tetrahydrocannabinol (THC). THC causes psychoactive effects when consumed and is typically associated with marijuana (i.e. cannabis with high-THC content). The Company does not produce or sell medicinal or recreational marijuana or products derived from high-THC Cannabis/marijuana plants.

Note 2 - Going concern

These consolidated financial statements are prepared on a going concern basis. The Company does not currently have the financial resources to execute its business plan for the upcoming year. If the Company does not raise capital it may become unable to meet its obligations in the normal course of business.

The Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include seeking to procure additional funds through debt and equity financings to continue working towards the production and distribution of hemp-based CBD to generate operating cashflows.

The Company has incurred a net loss of $117,737 for the year ended April 30, 2019, and an accumulated deficit of $7,076,990. The Company has not yet commenced producing or selling innovative hemp-based, cannabidiol (CBD) products and accordingly does not have any revenue. This casts substantial doubt on the Company’s ability to continue as a going concern unless it can begin to generate net profit and raise adequate financing.

F-6

Note 3 - Basis of preparation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America or “US GAAP”.

The consolidated financial statements are presented in United States dollars (unless otherwise noted), which is the functional currency of the Company. All financial information is presented in United States dollars.

Basis of consolidation – The consolidated financial statements include the accounts of Hemp Technology Inc. and its wholly-owned subsidiaries, as of April 30, 2019 and 2018. Inter-company balances and transactions are eliminated in preparing the consolidated financial statements. The accounting policies of the subsidiaries are consistent with Hemp Technology Inc.

Measurement basis – The consolidated financial statements have been prepared mainly on a historical cost basis. Other measurement bases used are described in the applicable notes.

Foreign Currency Translation

The reporting currency of the Company, including its subsidiaries, is the United States dollar. The financial statements of subsidiaries located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the parent is the U.S. dollar. The assets and liabilities of these subsidiaries are translated at the exchange rates at the balance sheet date. Income and expenses, and cash flows are translated using average exchange rates. Exchange differences resulting from translating foreign operations are recognised in other comprehensive loss and accumulated in equity.

Use of estimates - The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses. We believe that the accounting estimates employed are appropriate and that the resulting balances are reasonable; however, due to the inherent uncertainty in making estimates, actual results could differ from the original estimates, resulting in changes to these balances in future periods.

F-7

Financial instruments

Our financial instruments consist of cash, accounts payable, accounts payable to related party. Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument and are measured initially at fair value adjusted for transaction costs. As at the balance sheet dates the carrying value of our financial instruments approximated their fair value, due to the short-term duration of these instruments.

Financial Accounting Standards Board (“FASB”) ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices.

Level 2 - Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Income taxes

The Company utilizes the liability method for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-8

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. The Company has identified its federal tax return and its state tax return in Kentucky as its “major” tax jurisdictions, and all prior year returns remain subject to examination. The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21%. As December 31, 2017, the Company had made a reasonable estimate of the effects of the Tax Act. This estimate incorporates assumptions made based upon the Company’s current interpretation of the Tax Act and may change as the Company may receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves. In accordance with SEC Staff Accounting Bulletin No. 118, the Company has finalized the accounting for the effects of the Tax Act during 2019. Future adjustments made to the provisional effects will be reported as a component of income tax expense in the reporting period in which any such adjustments are determined.

Stock based compensation

The Company follows ASC 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock- based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and management, this is typically considered to be the vesting period of the award. For consultants the fair value of the award is recorded over the term of the service period, and unvested amounts are revalued at each reporting period over the service period. The Company estimates the expected forfeitures and updates the valuation accordingly.

Net income per share

We calculate net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, and diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. For the years ended April 30, 2019 and 2018, any equivalents would have been anti-dilutive as we had a loss for the period then ended.

Adoption of new accounting standards and policies

From time to time, new accounting pronouncements are issued that we adopt as of the specified effective date. We believe that the impact of recently issued standards that are not yet effective may have an impact on our results of operations and financial position.

F-9

In February 2016, the FASB issued ASU No. 2016-02, Leases, to improve financial reporting about leasing transactions. This ASU will require organizations that lease assets (“lessees”) to recognize a lease liability and a right-of-use asset on its balance sheet for all leases with terms of more than twelve months. A lease liability is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset represents the lessee’s right to use, or control use of, a specified asset for the lease term. The amendments in this ASU simplify the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. This ASU leaves the accounting for the organizations that own the assets leased to the lessee (“lessor”) largely unchanged except for targeted improvements to align it with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. ASU No. 2016-02 is effective for reporting periods beginning after December 15, 2018. The adoption of this standard did not impact the Company’s financial statements, as we had no leases.

In March 2016, the FASB issued authoritative guidance regarding the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance is to be applied for annual periods beginning after December 15, 2016 and interim periods within those annual periods, and early adoption is permitted. The guidance requires companies to apply the requirements retrospectively, modified retrospectively, or prospectively depending on the amendment(s) applied. The adoption of this standard did not impact the Company’s financial statements.

In April 2016, the FASB issued ASU 2016 – 10 “Revenue from Contract with Customers: identifying Performance Obligations and Licensing”. The amendments in this Update clarify the two following aspects (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to reduce the degree of judgement necessary to comply with Topic 606.

The adoption of this standard did not impact the Company’s financial statements as there were no contracts with customers.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments”. The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for the Company beginning in the first quarter of fiscal 2019. Early adoption is permitted, provided that all of the amendments are adopted in the same period. The guidance requires application using a retrospective transition method. The adoption of this standard did not impact the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230) Restricted Cash”. The new guidance requires that the reconciliation of the beginning-of-period and end-of-period amounts shown in the statement of cash flows include restricted cash and restricted cash equivalents. If restricted cash is presented separately from cash and cash equivalents on the balance sheet, companies will be required to reconcile the amounts presented on the statement of cash flows to the amounts on the balance sheet. Companies will also need to disclose information about the nature of the restrictions. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard did not impact the Company’s financial statements as it had no restricted cash.

F-10

In January 2017, FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business”. The amendments in this Update is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard did not impact the Company’s financial statements as it had not made any acquisitions.

On May 10, 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09 “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting”, which provides guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The guidance is effective prospectively for all companies for annual periods beginning on or after December 15, 2017. Early adoption is permitted. The adoption of this standard did not impact the Company’s financial statements as there was no share based payment awards.

On October 11, 2016 the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-09 “Intra-Entity Transfers of Assets Other Than Inventory”. The Board decided that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments in this Update eliminate the exception for an intra-entity transfer of an asset other than inventory. For public business entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. The adoption of this standard did not impact the Company’s financial statements as there were no assets being transferred between entities.

On June 16, 2016, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments—Credit Losses”. The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The adoption of this standard did not impact the Company’s financial statements as there were no credit sensitive financial instruments owned by the Company.

F-11

Note 4 - Cash

The Company holds cash in bank accounts in Canada and the USA. Substantially all of these funds are held in US Dollars. The Company does not have any restricted cash or cash equivalents at April 30, 2019 or 2018.

Note 5 - Due to related party

At April 30, 2019, the Company had non-interest bearing, unsecured, payables with no specified terms of repayment, due to an entity controlled by two Officers of the Company.

Note 6 - Common stock and Shares to be issued

The Company’s authorized share capital consists of 50 billion of shares of common stock and 10 billion of preferred stock. There are no preferred shares issued, and the following described the common shares issued:

	Common Shares	Share Capital ($)
Share Capital at April 30, 2017	18,546,446,678	6,953,960
Shares issued (i)	182,100	18
Share capital at April 30, 2018 and 2019	18,546,628,778	6,953,978

Shares to be issued - financing (ii)	940,510,000	94,051
Shares to be issued - services (iii)	975,000,000	97,500
Total shares to be issued at April 30, 2019	1,915,510,000	191,551

(i) During the year ended April 30, 2018 the Company issued 182,100 shares of common stock valued at $18, in exchange for the settlement of the Company’s debts to third parties.

(ii) In March 2019, the Company completed a financing of 940,510,000 shares at $0.0001 per share. These shares were not issued at April 30, 2019.

(iii) In March 2019, 2019 the Company committed to issue 975,000,000 shares of common stock to key consultants to secure their services in developing the business plan. These shares were not issued at April 30, 2019.

F-12

Note 7 - Related Party Transactions and Management Compensation

The Company borrowed from a related party as described in note 5 and entered into a share subscription agreement for shares to our President and member of his family as described in note 6(ii).

During the years ended April 30, 2019 and 2018 management was not compensated.

Note 8 - Commitments

As at April 30, 2019 and 2018 the Company did not have any commitments.

Note 9 - Income taxes

The Company has net operating loss carryovers of approximately $119,147 for federal and state income tax purposes, which continue indefinitely. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Based on losses from inception, the Company determined that as of April 30, 2019 it is more likely than not that the Company will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a valuation allowance against the deferred tax assets was required.

F-13

Reconciliation of the statutory rate of 21% (2018 – 30.33%) and income tax benefits at those rates to the effective income tax rates and income tax benefits reported in the statement of operations and comprehensive loss is as follows:

	As of April 30,
	2019	2018

Net Income (Loss) before recovery of income taxes	$(117,737)	$(1,410)

Expected income tax (recovery) expense	(24,725)	(428)

Other	(296)	-

Change in valuation allowance	25,021	428

Income tax expense	$-	$-

The change in the Company’s valuation allowance is as follows:

	For the Years Ended April 30,
	2019	2018

Net operating loss carry forward	$119,147	$1,410

Valuation Allowance	(119,147)	(1,410)

Total	$-	$-

Note 10 - Financial instruments

Fair Values - The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, share subscriptions, and shares to be issued. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of these instruments.

F-14

Foreign Currency Risk - Foreign currency risk is the risk that changes in the rates of exchange on foreign currencies will impact the financial position or cash flows of the Company. The Company’s functional currency is the U.S. Dollar, thus the Company is exposed to foreign currency risks in relation to certain payables that are to be settled in Canadian funds. Management monitors its foreign currency exposure regularly to minimize the risk of an adverse impact on its cash flows.

Concentration of Credit Risk - Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company limits its exposure to credit loss on its cash by placing its cash with high credit quality financial institutions and by conducting due diligence on its counterparties.

Liquidity Risk - Liquidity risk is the risk that the Company’s cash flows from operations will not be sufficient for the Company to continue operating and discharge is liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

Market Risk - Market risk is the risk that fluctuations in the market prices of hemp and CBD products will impact the Company’s future cash flows. The Company is exposed to market risk in the number of financing opportunities that will be available and through the evolving status of regulation for Hemp cultivation, processing, and products. Once operating the Company will be exposed to market risk for the cost of hemp biomass, and for the value of the Hemp-CBD products it plans to produce.

Note 11 - Subsequent events

In May 2019, the Company committed to issue 450,000,000 shares to key consultants at $0.0001 per share. These shares were issued in September 2019.

In September 2019, the Company issued 940,510,000 shares to satisfy the $94,051 share subscriptions described in notes 6(ii).

In September 2019, the Company issued 975,000,000 shares to satisfy the $97,500 shares to be issued described in note 6(iii).

In September 2019, the Company issued 264,150,900 shares at $0.0001 per share in a private placement.

In September 2019 the Company entered into an agreement to buy Pettanicals Pet Treats Inc. Pettanicals is a Canadian-based company in the nutritional pet supplement business. We plan to use Pettanicals to introduce CBD infused high performance nutritional pet health supplements to international markets. The agreement calls for the Company to issue $102,000 of restricted common shares as a deposit, and to pay cash of $153,000 upon closing. The Company issued 1,020,000,000 shares on September 12, 2019 as the deposit under this agreement. The closing date for this acquisition has not been set. Pettanicals is owned by a key member of management and his spouse.

F-15

Hemp Technology Inc.

Condensed Consolidated Balance Sheets as at

Presented in U.S. Dollars

	July 31, 2019 (unaudited)	April 30, 2019
Assets
Current Assets
Cash and cash equivalents	$54,000	$85,981
Total Current Assets	54,000	85,981
Total Assets	$54,000	$85,981
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities (note 4)	$35,800	$-
Due to related party (note 4)	9,715	17,442
Total Current Liabilities	45,515	17,442
Total Liabilities	45,515	17,442
Stockholders’ Equity (Deficit)
Common stock, $0.00001 par value, 50,000,000,000 shares authorized; 18,546,628,778 shares issued and outstanding as at July 31, 2019 and April 30, 2019 respectively	185,466	185,466
Additional paid in capital	6,768,512	6,768,512
Shares to be issued	236,551	191,551
Accumulated deficit	(7,182,044)	(7,076,990)
Total Stockholders’ Equity (Deficit)	8,485	68,539
Total Liabilities and Stockholders’ Equity (Deficit)	$54,000	$85,981

The accompanying notes and the annual financial statements and notes are an integral part of these condensed consolidated financial statements.

F-16

Hemp Technology Inc.
Condensed Consolidated Statement of Operations

Presented in U.S. Dollars

	Three Months Ended July 31, 2019	Three Months Ended July 31, 2018
Operating expenses
General and administrative expense	$105,054	$-

Net loss from operations	$(105,054)	$-

Net loss	$(105,054)	$-

Loss per common share – Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	18,546,628,778	18,546,628,778

The accompanying notes and the annual financial statements and notes are an integral part of these condensed consolidated financial statements.

F-17

Hemp Technology Inc.
Condensed Consolidated Statements of Cash Flows

Presented in U.S. Dollars

	Three Months Ended July 31, 2019	Three Months Ended July 31, 2018
Operating activities
Net Loss	(105,054)	-
Shares to be issued - services	45,000	-
Accounts payable and accrued expenses	35,800	-
Due to related party	(7,727)	-
Net cash used in operating activities	(31,981)	-

Net changes in cash	(31,981)	-
Cash at beginning of the period	85,981	-
Cash at end of the period	$54,000	$-
Supplemental Cash Flow Information
Cash paid in interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes and the annual financial statements and notes are an integral part of these condensed consolidated financial statements.

F-18

Hemp Technology Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Presented in U.S. Dollars

	Common Stock		Shares	Additional		Total
	Number of		to be	paid in	Accumulated	Stockholders’
	Shares	Par value	issued	capital	Deficit	Equity
Balance, April 30, 2019	18,546,628,778	185,466	191,551	6,768,512	7,076,990	68,539
Shares to be issued - services			45,000			45,000
Net loss					105,054	(105,054)

Balance, July 31, 2019	18,546,628,778	185,466	236,551	6,768,512	7,182,044	8,486

The accompanying notes and the annual financial statements and notes are an integral part of these condensed consolidated financial statements.

F-19

Hemp Technology Inc.
Notes to the Condensed Consolidated Financial Statements

Presented in U.S. Dollars

Note 1 - Company overview

Hemp Technology Inc. of Wyoming and its subsidiaries, Hemp Technology Inc. of Kentucky and Hemp Biotech Inc. of Kentucky (collectively the “Company”). The Company is publicly listed on the OTC under the symbol “CPOW.” The Company’s registered office is located in Cheyenne, Wyoming and its principal executive office is located in Calgary, Alberta. The Company is a start-up in the production and distribution of innovative hemp-based, cannabidiol (CBD) products. The Company’s planned primary products will be created from high quality strains of hemp. Hemp extracts are produced from industrial hemp, which is defined as Cannabis with less than 0.3% tetrahydrocannabinol (THC). THC causes psychoactive effects when consumed and is typically associated with marijuana (i.e. cannabis with high-THC content). The Company does not produce or sell medicinal or recreational marijuana or products derived from high-THC Cannabis/marijuana plants.

Note 2 - Going concern

These condensed consolidated financial statements are prepared on a going concern basis. The Company has incurred continuing losses from its operations and as of July 31, 2019, the Company had an accumulated deficit of $7,182,044 resulting primarily from its previous biofuels business. The Company had a loss of $117,737 during its most recent year ended April 30, 2019 and a loss of $105,054 in the three months ended July 31, 2019. The Company does not currently have the financial resources to execute its business plan for the current year and to achieve sufficient revenues to cover expenses. If the Company does not raise capital it will become unable to meet its obligations in the normal course of business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 3 - Basis of preparation

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10–Q and Rule 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10 for the fiscal year ended April 30, 2019.

Basis of consolidation – The consolidated financial statements include the accounts of Hemp Technology Inc. and its subsidiaries, as of July 31, 2019 and 2018. The Company has three wholly-owned subsidiaries: Hemp Technology Inc. of Kentucky, Hemp Biotech Inc. of Kentucky, and Sol Terra SAS of Colombia. Inter-company balances and transactions are eliminated in preparing the consolidated financial statements. The accounting policies of the subsidiaries are consistent with Hemp Technology Inc.

Use of estimates - The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses. We believe that the accounting estimates employed are appropriate and that the resulting balances are reasonable; however, due to the inherent uncertainty in making estimates, actual results could differ from the original estimates, resulting in changes to these balances in future periods.

F-20

Net Loss per share

We calculate net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, and diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. For the three month periods ended July 31, 2019 and 2018, any equivalents would have been anti-dilutive as we had a loss for the period then ended.

Foreign Currency Translation

The reporting currency of the Company, including its subsidiaries, is the United States dollar. The financial statements of subsidiaries located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the parent is the U.S. dollar. Monetary assets and liabilities of these subsidiaries are translated at the exchange rates at the balance sheet date. Income and expense items are translated using average monthly exchange rates. Non-monetary assets are translated at their historical exchange rates. Translation adjustments are included in accumulated other comprehensive loss in the condensed consolidated balance sheets.

Fair Values of Financial Instruments

The carrying amounts of cash, accounts payable, and accrued liabilities approximate their fair value due to the short-term nature of these instruments. The Company’s operations and financing activities are conducted primarily in United States dollars and as a result, the Company is not subject to significant exposure to market risks from changes in foreign currency rates. The Company is exposed to credit risk through its cash, but mitigates this risk by keeping these deposits at major financial institutions.

ASC 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability.

F-21

Income taxes

The Company utilizes the liability approach for accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. The Company has identified its federal tax return and its state tax return in Kentucky as its “major” tax jurisdictions, and all prior year returns remain subject to examination. The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduced the U.S. federal corporate tax rate from 35% to 21%. As December 31, 2017, the Company had made a reasonable estimate of the effects of the Tax Act. This estimate incorporates assumptions made based upon the Company’s current interpretation of the Tax Act and may change as the Company may receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves. In accordance with SEC Staff Accounting Bulletin No. 118, the Company has finalized the accounting for the effects of the Tax Act during 2019. Future adjustments made to the provisional effects will be reported as a component of income tax expense in the reporting period in which any such adjustments are determined.

Stock based compensation

The Company follows ASC 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock- based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees and management, this is typically considered to be the vesting period of the award. For consultants the fair value of the award is recorded over the term of the service period, and unvested amounts are revalued at each reporting period over the service period. The Company estimates the expected forfeitures and updates the valuation accordingly.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed consolidated financial statements.

F-22

Note 4 - Due to related parties and management compensation

At July 31, 2019, the Company had $9,715 non-interest bearing, unsecured, receivables with no specified terms of repayment, due to an entity controlled by two Officers of the Company.

During the three months ended July 31, 2019 we accrued $15,000 for contract CFO fees.

Note 5 - Common stock and Shares to be issued

The Company’s authorized share capital consists of 50 billion of shares of common stock and 10 billion of preferred stock. There are no preferred shares issued, and 18,546,628,778 common shares issued at July 31, 2019.

During the three months ending July 31, 2019 the Company committed to issue 450,000,000 shares of common stock to key consultants to secure their services in developing the business plan. The shares were not issued at the balance sheet date. At July 31, 2019, the Company had 2,365,510,000 shares to be issued valued at $236,551.

Note 6 - Commitments

In June 2019 the Company had committed to an office rental agreements with payments of $2,400 CAD per month expiring December 31, 2019 and $1,200 CAD per month from January 2020 until June 30, 2020.

Note 7 - Subsequent Events

In September 2019, the Company issued 2,365,510,000 shares to satisfy the $236,551 shares to be issued described in note 5.

In September 2019, the Company issued 264,150,900 shares at $0.0001 per share in a private placement.

In September 2019 the Company entered into an agreement to buy Pettanicals Pet Treats Inc. Pettanicals is a Canadian-based company in the nutritional pet supplement business. We plan to use Pettanicals to introduce CBD infused high performance nutritional pet health supplements to international markets. The agreement calls for the Company to issue $102,000 of restricted common shares as a deposit, and to pay cash of $153,000 upon closing.The Company issued 1,020,000,000 shares on September 12, 2019 as the deposit under this agreement. The closing date for this acquisition has not been set. Pettanicals is owned by a key member of management and his spouse.

F-23

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On October 28, 2019, we engaged MNP LLP, Chartered Professional Accountants, to audit our consolidated financial statements for the years ended April 30, 2019 and 2018. Prior to the engagement, we have not consulted with MNP LLP, Chartered Professional Accountants regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to our company that MNP LLP, Chartered Professional Accountants concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

During the years ended April 30, 2019 and 2018 and in the subsequent interim period through the date of engagement of MNP LLP, Chartered Professional Accountants, we did not have any independent accountant who was engaged as the principal accountant to audit our consolidated financial statements.

Item 15. Financial Statements and Exhibits.

Financial Statements

The financial statements required to be filed as part of this registration statement are included in Item 13 above.

Exhibits

Exhibit	Exhibit Description	Filed herewith
3.1	Articles of Incorporation, as currently in effect	X
3.2	By-laws, as currently in effect	X
3.3	Certificate of Name Change [Wyoming] (January 18, 2019)	X
10.1	Pettanicals Pet Treats Inc. Purchase and Sale Agreement, dated September 2019	X
10.2	Horizon Recruitment Services Agreement, dated June 2019	X
21.1	Subsidiaries of Hemp Technology Inc.:	X

●	Hemp Technology Inc., Kentucky corporation
●	Hemp Biotech Inc., Kentucky corporation
●	Sol Terra, SAS, a Columbian corporation

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Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hemp Technology Inc.

By:	/s/ Michael Shenher
Michael Shenher
Chairman, Chief Executive Officer, and Director

Date: December 31, 2019

40